UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
                        JULY 13, 2000
                     ------------------
              (Date of earliest event reported)


         LABORATORY CORPORATION OF AMERICA HOLDINGS
         ------------------------------------------
   (Exact name of registrant as specified in its charter)


   DELAWARE                1-11353             13-3757370
 --------------          -----------         --------------
(State or other         (Commission         (IRS Employer
jurisdiction of         File Number)         Identification
incorporation)                                    Number)


   358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA 27215
   -------------------------------------------------------
          (Address of principal executive offices)

                        336-229-1127
                        ------------
    (Registrant's telephone number, including area code)


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ITEM 5. OTHER EVENTS

  On July 13, 2000, Laboratory Corporation of America-Registered Trademark- Holdings (LabCorp-Registered Trademark- ) announced that more than 99.97 percent of the shares of
its   outstanding  8  1/2  percent  Series   A   Convertible
Exchangeable  Preferred Stock and 8  1/2  percent  Series  B
Convertible   Pay-in-Kind   Preferred   Stock   called   for
redemption  have  been converted into the  Company's  common
stock   at   the  request  of  the  preferred  shareholders.
Conversion of such shares of preferred stock into common stock has resulted in the issuance of approximately 20.9
million   additional  shares  of  common  stock  since   the
redemption was announced on June 6, 2000, for a total of approxomately 34.3 million common shares outstanding.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
        INFORMATION AND EXHIBITS

 (c)  Exhibit
      20  Press release of the Company dated
          July 13, 2000.

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                         SIGNATURES

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

          LABORATORY CORPORATION OF AMERICA HOLDINGS
          ------------------------------------------
                         (Registrant)

               By:/S/ BRADFORD T. SMITH
                  ------------------------------
                      Bradford T. Smith
                      Executive Vice President,
                      General Counsel, Secretary
                      and Compliance Officer



Date: July 21, 2000

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